Exhibit 99.1

FutureFuel Releases Second Quarter and Six-Month 2017 Results

FutureFuel Second Quarter Net Income of $0.8 Million

Reports Net Income of $0.8 Million or $0.02 per Diluted Share, and Adjusted EBITDA of $2.1 Million

CLAYTON, Mo., August 09, 2017 (GLOBE NEWSWIRE) -- FutureFuel Corp. (NYSE:FF) (“FutureFuel”), a

manufacturer of custom and performance chemicals and biofuels, today announced financial results for the second quarter and the six months ended June 30, 2017.

Second Quarter 2017 Financial Highlights (all comparisons are with the second quarter of 2016)

●	Revenues were $68.0 million, up 0.2% from $67.9 million
●	Adjusted EBITDA was $2.1 million, down 84.6% from $13.6 million
●	Net income decreased to $0.8 million, or $0.02 per diluted share, from $14.2 million, or $0.33 per diluted share.

Six Month 2017 Financial Highlights (all comparisons are with the first half of 2016)

●	Revenues were $122.1 million, up 6.6% from $114.5 million
●	EBITDA was $7.6 million, down 71.1% from $26.3 million
●	Net income decreased to $4.2 million, or $0.10 per diluted share, from $24.8 million, or $0.57 per diluted share.

“A solid performance in our Chemicals segment this quarter was overshadowed by weak margins in our Biodiesel business. This market will continue to be challenged until the future of the Blenders’ Tax Credit becomes clear and the USITC concludes its investigation into Biodiesel from Argentina and Indonesia. FutureFuel is positioned to perform well in that market when these issues are resolved,” said Tom McKinlay, Chief Operating Officer for FutureFuel Chemical Company.

2017 Regular Cash Dividends

FutureFuel paid a normal quarterly dividend of $0.06 per share in the second quarter of 2017. The remaining quarterly dividends of $0.06 per share will be paid in September and December.

Financial Overview and Key Operating Metrics

Financial and operating metrics, which include non-GAAP financial measures, include dollars in thousands, except per share amounts:

FutureFuel Corp.

Certain Financial and Operating Metrics

(Unaudited)

	Three months ended June 30,
			Dollar	%
	2017	2016	Change	Change
Revenues	$68,048	$67,879	$169	0.2%
Income/(loss) from operations	$(626)	$5,376	$(6,002)	(111.6%	)
Net income	$834	$14,224	$(13,390)	(94.1%	)
Earnings per common share:
Basic	$0.02	$0.33	$(0.31)	(93.9%	)
Diluted	$0.02	$0.33	$(0.31)	(93.9%	)
Capital expenditures and intangibles (net of customer reimbursements and regulatory grants)	$715	$1,357	$(642)	(47.3%	)
Adjusted EBITDA	$2,079	$13,581	$(11,502)	(84.7%	)

	Six months ended June 30,
			Dollar	%
	2017	2016	Change	Change
Revenues	$122,159	$114,514	$7,645	6.7%
Income from operations	$2,849	$13,905	$(11,056)	(79.5%	)
Net income	$4,230	$24,793	$(20,563)	(82.9%	)
Earnings per common share:
Basic	$0.10	$0.57	$(0.47)	(82.5%	)
Diluted	$0.10	$0.57	$(0.47)	(82.5%	)
Capital expenditures and intangibles (net of customer reimbursements and regulatory grants)	$1,557	$2,135	$(578)	(27.1%	)
Adjusted EBITDA	$7,648	$26,283	$(18,635)	(70.9%	)

Financial and Business Summary

Consolidated sales revenue in the three and six months ended June 30, 2017 increased $169 and $7,645 compared to the three and six months ended June 30, 2016. This increase primarily resulted from higher prices in the biofuel segment. However, for the three months ended June 30, 2017, higher prices in the biofuel segment were mostly offset by reduced biofuel sales volumes driven in part by the expiration of the federal blenders’ tax credit (“BTC”).  Also, partially offsetting the sales revenue increase in the three months ended June 30, 2017 was a 5% decline in chemical segment revenue.

Gross profit in the three and six months ended June 30, 2017 decreased $6,174 and $11,097, compared to the three and six months ended June 30, 2016. In the biofuel segment, this decrease largely resulted from the absence of the BTC which expired on December 31, 2016 and from losses incurred on common carrier pipelines.  We also experienced a reduction in chemical sales volume for the three months ended June 30, 2017 as compared to the prior year period.

Another significant impact to the reduction in gross profit in the three and six months ended June 30, 2017 as compared to the prior year periods was the adjustment in the carrying value of our inventory as determined utilizing the LIFO method of inventory accounting.  This adjustment reduced gross profit $3,272 and $5,148 in the three and six months ended June 30, 2017 and decreased gross profit $3,319 in the three months ended June 30, 2016 and increased gross profit $2,257 in the six months ended June 30, 2016.

Partially offsetting these declines was the change in the unrealized and realized activity in derivative instruments. In the three and six months ended June 30, 2017, the gain was $524 and $1,803, respectively, as compared to a loss in the three and six months ended June 30, 2016 of $5,139 and $6,178. In addition, the change in the lower of cost or market adjustment in the three and six months ended June 30, 2017 was a benefit as compared to the prior year period.  In the three and six months ended June 30, 2017, the lower of cost or market adjustment was $957 in comparison to $1,895 in the three and six months ended June 30, 2016.

Net income for the three and six months ended June 30, 2017 decreased $13,390 and $20,563, respectively, as compared to the same periods in 2016. The decrease resulted from the lack of the benefit of tax credits and incentives in effect in the three and six months ended June 30, 2016 which was not in effect in the three and six months ended June 30, 2017. Additionally, the adjustments in the carrying value of our inventory as determined utilizing the LIFO method of inventory accounting negatively impacted net income in the three and six months ended June 30, 2017 and in comparison, negatively impacted net income in the three months ended June 30, 2016 and benefited net income in the six months ended June 30, 2016.

Capital Expenditures

Capital expenditures and intangibles were $1,686 in the first six months of 2017, compared with $2,254 in the same period in 2016. FutureFuel was reimbursed for a portion of these expenditures by certain customers as summarized in the following table.

	Six months ended June 30,
	2017	2016
Cash paid for capital expenditures and intangibles	$1,686	$2,254
Cash received as reimbursement of capital expenditures	$(129)	$(119)
Cash paid, net of reimbursement, for capital expenditures	$1,557	$2,135

Cash and Cash Equivalents and Marketable Securities

Cash and cash equivalents and marketable securities totaled $231,738 as of June 30, 2017, compared with $305,418 as of December 31, 2016. The majority of the decrease in cash in the first six months of 2017 was attributed to a special cash dividend of $100,188 that was paid on January 13, 2017.

About FutureFuel

FutureFuel is a leading manufacturer of diversified chemical products, specialty chemical products, and biofuel products. In its chemicals business, FutureFuel manufactures specialty chemicals for specific customers (“custom chemicals”) as well as multi-customer specialty chemicals (“performance chemicals”). FutureFuel’s custom chemicals product portfolio includes a bleach activator for a major detergent manufacturer, proprietary herbicide and intermediates for major life sciences companies, and chlorinated polyolefin adhesion promoters and antioxidant precursors for a major chemical company. FutureFuel’s performance chemicals product portfolio includes polymer (nylon) modifiers and several small-volume specialty chemicals for diverse applications. FutureFuel’s biofuels segment primarily produces and sells biodiesel to its customers. Please visit www.futurefuelcorporation.com for more information.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements deal with FutureFuel’s current plans, intentions, beliefs, and expectations, and statements of future economic performance. Statements containing such terms as “believe,” “do not believe,” “plan,” “expect,” “intend,” “estimate,” “anticipate,” and other phrases of similar meaning are considered to contain uncertainty and are forward-looking statements. In addition, from time to time FutureFuel or its representatives have made or will make forward-looking statements orally or in writing. Furthermore, such forward-looking statements may be included in various filings that the company makes with United States Securities and Exchange Commission (the “SEC”), in press releases, or in oral statements made by or with the approval of one of FutureFuel’s authorized executive officers.

These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, those set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in FutureFuel’s Form 10-K Annual Report for the year ended December 31, 2016 and in its future filings made with the SEC. An investor should not place undue reliance on any forward-looking statements contained in this document, which reflect FutureFuel management’s opinions only as of their respective dates. Except as required by law, the company undertakes no obligation to revise or publicly release the results of any revisions to forward-looking statements. The risks and uncertainties described in this document and in current and future filings with the SEC are not the only ones faced by FutureFuel. New factors emerge from time to time, and it is not possible for the company to predict which will arise. There may be additional risks not presently known to the company or that the company currently believes are immaterial to its business. In addition, FutureFuel cannot assess the impact of each factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. If any such risks occur, FutureFuel’s business, operating results, liquidity, and financial condition could be materially affected in an adverse manner. An investor should consult any additional disclosures FutureFuel has made or will make in its reports to the SEC on Forms 10-K, 10-Q, and 8-K, and any amendments thereto. All subsequent written and oral forward-looking statements attributable to FutureFuel or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements contained in this document.

Non-GAAP Financial Measures

In this press release, FutureFuel used adjusted EBITDA as a key operating metric to measure both performance and liquidity. Adjusted EBITDA is a non-GAAP financial measure. Adjusted EBITDA is not a substitute for operating income, net income, or cash flow from operating activities (each as determined in accordance with GAAP), as a measure of performance or liquidity. Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of results as reported under GAAP. FutureFuel defines adjusted EBITDA as net income before interest, income taxes, depreciation, and amortization expenses, excluding, when applicable, non-cash share-based compensation expense, public offering expenses, acquisition-related transaction costs, purchase accounting adjustments, loss on disposal of property and equipment, gains or losses on derivative instruments, other non-operating income or expense. Information relating to adjusted EBITDA is provided so that investors have the same data that management employs in assessing the overall operation and liquidity of FutureFuel’s business. FutureFuel’s calculation of adjusted EBITDA may be different from similarly titled measures used by other companies; therefore, the results of its calculation are not necessarily comparable to the results of other companies.

Adjusted EBITDA allows FutureFuel’s chief operating decision makers to assess the performance and liquidity of FutureFuel’s business on a consolidated basis to assess the ability of its operating segments to produce operating cash flow to fund working capital needs, to fund capital expenditures, and to pay dividends. In particular, FutureFuel management believes that adjusted EBITDA permits a comparative assessment of FutureFuel’s operating performance and liquidity, relative to a performance and liquidity based on GAAP results, while isolating the effects of depreciation and amortization, which may vary among its operating segments without any correlation to their underlying operating performance, and of non-cash stock-based compensation expense, which is a non-cash expense that varies widely among similar companies, and gains and losses on derivative instruments, whose immediate recognition can cause net income to be volatile from quarter to quarter due to the timing of the valuation change in the derivative instruments relative to the sale of biofuel.

A table included in this earnings release reconciles adjusted EBITDA with net income, the most directly comparable GAAP performance financial measure, and a table reconciles adjusted EBITDA with cash flows from operations, the most directly comparable GAAP liquidity financial measure.

FutureFuel Corp.

Condensed Consolidated Balance Sheets

(Dollars in thousands)

	(Unaudited)
	June 30, 2017	December 31, 2016
Assets
Cash and cash equivalents	$111,010	$199,272
Accounts receivable, inclusive of the blenders' tax credit of $0 and $5,495 and net of allowances for bad debt of $0 and $0, at June 30, 2017 and December 31, 2016, respectively	21,704	24,744
Inventory	36,889	52,093
Marketable securities	120,728	106,146
Other current assets	17,872	23,027
Total current assets	308,203	405,282
Property, plant and equipment, net	113,868	118,152
Other assets	5,518	5,609
Total noncurrent assets	119,386	123,761
Total Assets	$427,589	$529,043
Liabilities and Stockholders’ Equity
Accounts payable	$19,428	$24,053
Dividends payable	5,250	110,688
Other current liabilities	11,067	9,308
Total current liabilities	35,745	144,049
Deferred revenue – long-term	14,289	16,792
Other noncurrent liabilities	35,812	35,389
Total noncurrent liabilities	50,101	52,181
Total liabilities	85,846	196,230
Commitments and contingencies:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, none issued and outstanding	-	-
Common stock, $0.0001 par value, 75,000,000 shares authorized, 43,749,970 and 43,749,970, issued and outstanding as of June 30, 2017 and December 31, 2016, respectively	4	4
Accumulated other comprehensive income	7,499	3,540
Additional paid in capital	281,828	281,087
Retained earnings	52,412	48,182
Total Stockholders’ Equity	341,743	332,813
Total Liabilities and Stockholders’ Equity	$427,589	$529,043

FutureFuel Corp.

Condensed Consolidated Statements of Operations

and Comprehensive Income

(Dollars in thousands, except per share amounts)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
Revenue	$68,048	$67,879	$122,159	$114,514
Cost of goods sold and distribution	66,250	59,907	114,231	95,489
Gross profit	1,798	7,972	7,928	19,025
Selling, general, and administrative expenses	1,579	1,858	3,479	3,695
Research and development expenses	845	738	1,600	1,425
	2,424	2,596	5,079	5,120
Income/(loss) from operations	(626)	5,376	2,849	13,905
Other income, net	1,508	1,931	3,026	2,099
Income before income taxes	882	7,307	5,875	16,004
Provision/(benefit) for income taxes	48	(6,917)	1,645	(8,789)
Net income	$834	$14,224	$4,230	$24,793

Earnings per common share
Basic	$0.02	$0.33	$0.10	$0.57
Diluted	$0.02	$0.33	$0.10	$0.57
Weighted average shares outstanding
Basic	43,665,171	43,527,857	43,641,038	43,501,599
Diluted	43,675,688	43,528,759	43,649,400	43,507,509

Comprehensive Income
Net income	$834	$14,224	$4,230	$24,793
Other comprehensive income from unrealized net gain on available-for-sale securities	3,210	1,349	6,096	2,027
Income tax effect	(1,126)	(472)	(2,137)	(710)
Total unrealized gain, net of tax	2,084	877	3,959	1,317
Comprehensive income	$2,918	$15,101	$8,189	$26,110

FutureFuel Corp.

Consolidated Statements of Cash Flows

For the Six Months Ended June 30, 2017 and 2016

(Dollars in thousands)

(Unaudited)

	Six months ended June 30,
	2017	2016
Cash flows provided by operating activities
Net income	$4,230	$24,793
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	5,808	5,257
Amortization of deferred financing costs	72	72
Benefit for deferred income taxes	(1,763)	(4,969)
Change in fair value of derivative instruments	318	4,869
Other than temporary impairment of marketable securities	177	1,879
Impairment of fixed assets	9	178
Gain/(loss) on the sale of investments	392	(1,474)
Stock based compensation	750	954
Losses on disposals of fixed assets	77	137
Noncash interest expense	13	22
Changes in operating assets and liabilities:
Accounts receivable	5,613	21,708
Accounts receivable – related parties	(2,573)	(23)
Inventory	15,204	6,240
Income tax receivable	4,262	(2,818)
Prepaid expenses	626	589
Prepaid expenses – related party	(7)	-
Accrued interest on marketable securities	(11)	(104)
Other assets	19	(321)
Accounts payable	(5,150)	(17,948)
Accounts payable – related parties	525	1,584
Accrued expenses and other current liabilities	1,370	2,470
Accrued expenses and other current liabilities – related parties	(142)	-
Deferred revenue	(1,972)	2,933
Other noncurrent liabilities	112	-
Net cash provided by operating activities	27,959	46,028
Cash flows from investing activities
Collateralization of derivative instruments	(34)	(3,011)
Purchase of marketable securities	(19,322)	(32,299)
Proceeds from the sale of marketable securities	10,268	16,524
Capital expenditures	(1,686)	(2,254)
Net cash used in investing activities	(10,774)	(21,040)
Cash flows from financing activities
Minimum tax withholding on stock options exercised and awards vested	(8)	(55)
Excess tax benefits associated with stock options and awards	(1)	(136)
Payment of dividends	(105,438)	(5,246)
Net cash used in financing activities	(105,447)	(5,437)
Net change in cash and cash equivalents	(88,262)	19,551
Cash and cash equivalents at beginning of period	199,272	154,049
Cash and cash equivalents at end of period	$111,010	$173,600

Cash paid for interest	$-	$-
Cash paid for income taxes	$55	$985

FutureFuel Corp.

Reconciliation of Non-GAAP Financial Measure to Financial Measure

(Dollars in thousands)

(Unaudited)

Reconciliation of Adjusted EBITDA to Net Income

	Three months ended June 30,		Six months ended June 30,
	2017	2016(1)	2017	2016(1)
Adjusted EBITDA	$2,079	$13,581	$7,648	$26,283
Depreciation	(2,912)	(2,671)	(5,808)	(5,329)
Non-cash stock-based compensation	(273)	(477)	(750)	(954)
Interest and dividend income	1,991	1,464	3,714	2,809
Interest expense	(43)	(42)	(86)	(85)
Losses on disposal of property and equipment	(46)	(22)	(77)	(137)
Gains/(losses) on derivative instruments	524	(5,139)	1,803	(6,178)
Gains/(losses) on marketable securities	(438)	613	(569)	(405)
Income tax (expense)/benefit	(48)	6,917	(1,645)	8,789
Net income	$834	$14,224	$4,230	$24,793

Reconciliation of Adjusted EBITDA to Net Cash Provided by Operating Activities

	Six months ended June 30,
	2017	2016(1)
Adjusted EBITDA	$7,648	$26,283
Provision for deferred income taxes	(1,763)	(4,969)
Impairment of fixed assets	9	178
Interest and dividend income	3,714	2,809
Income tax (expense)/benefit	(1,645)	8,789
Gains/(losses) on derivative instruments	1,803	(6,178)
Change in fair value of derivative instruments	318	4,869
Changes in operating assets and liabilities, net	17,876	14,310
Other	(1)	(63)
Net cash provided by operating activities	$27,959	$46,028

(1)	Prior year adjusted EBITDA reconciliations have been modified to be consistent with current year presentations.

FutureFuel Corp.

Condensed Consolidated Segment Income

(Dollars in thousands)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
Revenue
Custom chemicals	$19,644	$19,401	$41,596	$39,693
Performance chemicals	3,707	5,162	8,112	9,938
Chemicals revenue	$23,351	$24,563	$49,708	$49,631
Biofuels revenue	44,697	43,316	72,451	64,883
Total Revenue	$68,048	$67,879	$122,159	$114,514

Segment gross profit
Chemicals	$5,332	$6,297	$12,341	$14,869
Biofuels	(3,534)	1,675	(4,413)	4,156
Total gross profit	1,798	7,972	7,928	19,025
Corporate expenses	(2,424)	(2,596)	(5,079)	(5,120)
Income/(loss) before interest and taxes	(626)	5,376	2,849	13,905
Interest and other income	1,991	1,464	3,714	2,809
Interest and other expense	(483)	467	(688)	(710)
(Provision)/benefit for income taxes	(48)	6,917	(1,645)	8,789
Net income	$834	$14,224	$4,230	$24,793

Depreciation is allocated to segment costs of goods sold based on plant usage. The total assets and capital expenditures of FutureFuel have not been allocated to individual segments as large portions of these assets are shared to varying degrees by each segment, causing such an allocation to be of little value.

COMPANY CONTACT

FutureFuel Corp.

Tom McKinlay

(314)854-8352

www.futurefuelcorporation.com